Exhibit 10.13

FIRST LEASE AMENDMENT

This Agreement, made and entered into between RMR Mercury I-80, LLC a Nebraska limited liability company, (“Landlord”) and CleanCore Solutions, Inc a Nebraska Corporation, (“Tenant”), pertains to that certain FLEX BUILDING LEASE made and entered into November 10th, 2022 (collectively the “Lease”), located at 5920 South 118th Circle, Omaha, Nebraska 68137.

Whereas, the parties agree to modify the Lease as follows:

1.	SQUARE FEET:

The total square feet of the Premises shall be 12,420 square feet of floor area.

2.	BASE RENT:

The Base Rent for the Premises shall be as follows:

December 1, 2023 to December 31, 2023: $9,440.53 per month, NNN

January 1, 2024 to February 29, 2024: $13,247.25 per month, NNN

March 1, 2024 to February 28, 2025: $13,483.25 per month, NNN

March 1, 2025 to February 28, 2026: $13,820.33 per month, NNN

March 1, 2026 to February 28, 2027: $14,165.84 per month, NNN

March 1, 2027 to February 29, 2028: $14,519.99 per month, NNN

3.	OPERATING EXPENSES:

“Tenant’s Pro Rata Share” shall be adjusted to 100% and will be responsible for 100% of the Operating Expenses.

All other terms and conditions within the lease will remain the same and in full force and effect.

Tenant:

CleanCore Solutions, Inc.

By:	/s/ David Enholm
Name:	David Enholm
Title:	Chief Financial Officer

Landlord:

Mercury RMR I-80, LLC

By:	/s/ Jeff Gehring	By:	/s/ Robert M. Ryan
Name:	Jeff Gehring	Name:	Robert M. Ryan
Title:	Vice President	Title:	President